AGREEMENT OF APPOINTMENT
                                       AND
                         ACCEPTANCE OF SUCCESSOR TRUSTEE


      THIS AGREEMENT dated as of August 4, 1994 (the "Agreement"), is among MascoTech, Inc. (the "Company"), Morgan Guaranty Trust Company of New York ("Morgan") and The First National Bank of Chicago ("First Chicago").

      WHEREAS, Section 8.10 of the Indenture dated as of November 1, 1986 between the Company and Morgan (the "Indenture") provides that the Trustee thereunder may resign at any time by giving written notice of such resignation to the Company;

      WHEREAS, Morgan gave such written notice, dated July 11, 1994, to the Company;

      WHEREAS, Section 8.10 of the Indenture provides that in case the Trustee shall resign, the Company shall promptly appoint a successor Trustee thereunder;

      WHEREAS, the Company's Board of Directors authorized the appointment of First Chicago as successor Trustee under the Indenture; and

      WHEREAS, Section 8.11 of the Indenture provides that any successor Trustee appointed thereunder shall execute, acknowledge and deliver to the Company and the resigning Trustee thereunder an instrument accepting such appointment, and thereupon the resignation of such resigning Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, immunities, duties and obligations of the resigning Trustee thereunder, with like effect as if origi-nally named as Trustee therein.

      NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for and in consider-ation of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Morgan and First Chicago hereby covenant and agree as follows:

      1. The Company hereby accepts the resignation of Morgan as Trustee under the Indenture, such resignation to become effective at the close of business on the date hereof. From the close of business on the date hereof and except as otherwise provided for herein, Morgan shall have no further responsi-bility for the exercise of the rights and powers or for the performance of the trusts and duties vested in the Trustee under the Indenture.

      2. Pursuant to Section 8.10 of the Indenture, and in accordance with the resolutions duly adopted by the Company's Board of Directors, the Company hereby confirms its appointment of First Chicago as successor Trustee under the Indenture, effective as of the close of business on the date hereof, and hereby vests in First Chicago all the rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture with like effect as if originally named as Trustee in the Indenture.

      3. First Chicago hereby represents that it is qualified and eligible under Article Eight of the Indenture and under the Trust Indenture Act of 1939, as amended, to accept appointment as successor Trustee under the Indenture.

      4. First Chicago hereby accepts, as of the close of business on the date hereof, its appointment as successor Trustee under the Indenture and assumes the rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture, upon the terms and conditions set forth therein.

      5. In accordance with Section 8.11 of the Indenture, Morgan hereby confirms, assigns, transfers and sets over to First Chicago, as successor Trustee under the Indenture, all rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture, and does hereby assign, transfer and deliver to First Chicago, as such Trustee, all property and money held by Morgan as Trustee under the Indenture.

      6. In accordance with Section 8.11 of the Indenture, the Company and Morgan, for the purpose of more fully and certainly vesting in and confirming to First Chicago, as successor Trustee under the Indenture, the rights, powers, trusts, immunities, duties and obligations of such Trustee with like effect as if originally named as Trustee in the Indenture, agree upon reasonable request of First Chicago to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may be reason-ably required for more fully and certainly vesting and confirming in First Chicago all rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture.

      7. Promptly after the execution hereof, Morgan shall mail the notice of the resignation of Morgan and the succession of First Chicago as successor Trustee in accordance with Sections 8.10 and 8.11 of the Indenture. Such notice shall be in the form attached hereto as Exhibit A.

      8. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      9. This Agreement shall be governed by the laws of the State of New York, both in interpretation and performance.

      10. Unless otherwise defined, all terms used herein with initial capital letters shall have the meaning given them in the Indenture.

      11. Morgan hereby represents and warrants to First Chicago that: (a) no covenant or condition contained in the Indenture has been waived by Morgan or, to the best of the knowledge of the officers assigned to Morgan's Corporate Trust Department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver; (b) there is no action, suit or proceeding pending or, to the best of the knowledge of the officers assigned to Morgan's Corporate Trust Department, threatened against Morgan before any court or any governmental authority arising out of any action or omission by Morgan as Trustee under the Indenture; (c) to the best of the knowledge of the officers assigned to Morgan's Corporate Trust Department, no Event of Default, or event which, with the giving of notice or passage of time or both, would become an Event of Default, has occurred and is continuing; and
(d) Morgan has furnished, or as promptly as practicable will furnish, to First Chicago originals of all documents relating to the trust created by the Inden-ture and all material information in its possession relating to the administra-tion and status thereof and will furnish to First Chicago any of such documents or information First Chicago may reasonably request, provided that First Chicago will make available to Morgan as promptly as practicable following the request of Morgan any such original documents which Morgan may need to defend against any action, suit or proceeding against Morgan as Trustee or which Morgan may need for any other proper purpose.

      12. The Company hereby represents and warrants to First Chicago and Morgan that no Event of Default, or event which, with the giving of notice or passage of time or both, would become an Event of Default, has occurred and is continuing.

      13. Except as hereinabove expressly set forth, all other terms and provisions set forth in the Indenture shall remain in full force and effect and without any change whatsoever being made hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged as of the date first written above.

                                          MASCOTECH, INC.


                                          By:/s/ Timothy Wadhams
                                          Name:  Timothy Wadhams
                                          Title: Vice President

[Seal]
Attest:


/s/ Eugene A. Gargaro, Jr.
Secretary
                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, as resigning
Trustee


                                          By:/s/ Michael Culhane
                                          Name: Michael Culhane
Title: Vice President

[Seal]
Attest:


/s/ M. E. McNulty
Assistant Secretary

                                          THE FIRST NATIONAL BANK OF
CHICAGO, as successor Trustee


                                          By:/s/ R. D. Manella
                                          Name:  R. D. Manella
                                          Title: Vice President

[Seal]
Attest:


/s/ T. Marshall
Trust Officer

State of Michigan)
                 ) ss
County  of  Wayne)

      On the 2nd day of August, 1994, before me personally came Timothy Wadhams, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of MascoTech, Inc., the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Nancy S. Steinrock
                                          Notary Public
                                          Wayne County, Michigan
                                          My Comm. Exp.: Nov. 9, 1994
[NOTARIAL SEAL]


State of  New York)
                  ) ss
County of New York)

      On the 2nd day of August, 1994, before me personally came Michael Culhane, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Morgan Guaranty Trust Company of New York, the corporation de-scribed in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Thomas J. Courtney
                                          Notary Public
                                          State of New York
                                          No. 24-4996233
                                          Qualified in Kings County
                                          My Comm. Exp.: May 11, 1996
[NOTARIAL SEAL]

State of Illinois)
                 ) ss
County  of  Cook )

      On the 3rd day of August, 1994, before me personally came R. D. Manella, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of First Chicago, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Nancy Lopez
                                          Notary Public
                                          State of Illinois
                                          My Comm. Exp.: May 21, 1997
[NOTARIAL SEAL]

Exhibit A

                        NOTICE OF RESIGNATION OF TRUSTEE
                                       AND
                        APPOINTMENT OF SUCCESSOR TRUSTEE


  To the Holders of the MascoTech, Inc. 4 1/2% Convertible Subordinated Debentures Due 2003:



      NOTICE IS HEREBY GIVEN THAT, pursuant to Sections 8.10 and 8.11 of the Indenture (the "Indenture") dated as of November 1, 1986 between MascoTech, Inc. (formerly Masco Industries, Inc.) (the "Company") and Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), under which the above-referenced Securities were issued:

1.    Morgan Guaranty has resigned as Trustee under the Indenture.

2. The Company has appointed The First National Bank of Chicago ("First Chicago") as successor Trustee under the Indenture, and First Chicago has accepted such appointment.

3. The following is the office or agency of the Company where securities issued under the Indenture may be presented for payment, or presented for registration of transfer and for exchange as provided in the Indenture and where notices and demands to or upon the Company in respect of any of the Securities issued under the Indenture or the Indenture may be served:

                        The First National Bank of Chicago
                        c/o First Chicago Trust Company of New York
                        14 Wall Street, 8th Floor
                        New York, New York 10005
                        Attention:  Corporate Trust Administration



Dated: August 5, 1994

MASCOTECH, INC.                       MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK

                             SUPPLEMENTAL INDENTURE


      THIS SUPPLEMENTAL INDENTURE, dated as of August 5, 1994, between MascoTec-h, Inc., a Delaware corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee").

      WHEREAS, the Company entered into an Indenture dated as of November 1, 1986 with Morgan Guaranty Trust Company (the "Indenture");

      WHEREAS,  the Trustee is the successor trustee under the Indenture; and

      WHEREAS, Section 11.01(g) the Indenture provides for supplemental indentures to make changes, provided such action does not adversely affect the interests of the holders of the Securities.

      NOW, THEREFORE, the parties agree as follows:

      1. Section 8.10 of the Indenture shall be amended by inserting the following as a new subparagraph (e):

            "(e) Notwithstanding the provisions of Section 8.12, in connection with any sale or proposed sale of all or any portion of the corporate trust business of any Trustee hereunder or any other transaction that would result in a change of control of such corpo-rate trust business, and provided that no Event of Default exists, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Any removal of the Trustee and appointment of a successor trustee pursuant to the foregoing shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11."

      2. Except as hereinabove expressly set forth, all other terms and provisions set forth in the Indenture shall remain in full force and effect and without any change whatsoever being made hereby.

      IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed and acknowledged as of the date first written above.

                                          MASCOTECH, INC.


                                          By:/s/ Timothy Wadhams
                                             Timothy Wadhams
                                            Vice President

[Seal]
Attest:

/s/ Eugene A. Gargaro, Jr.
Secretary
                                          THE FIRST NATIONAL BANK
                                             OF CHICAGO

                                          By:/s/ R. D. Manella
                                             R. D. Manella
                                             Vice President
[Seal]
Attest:

/s/ T. Marshall

State of Michigan)
                 ) ss
County  of  Wayne)

      On the 2nd day of August, 1994, before me personally came Timothy Wadhams, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of MascoTech, Inc., the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Nancy S. Steinrock
                                          Notary Public
                                          Wayne County, Michigan
                                          My Comm. Exp.: Nov. 9, 1994
[NOTARIAL SEAL]

State of Illinois)
                 ) ss
County  of  Cook )

      On the 3rd day of August, 1994, before me personally came R. D. Manella, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The First National Bank of Chicago, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Nancy Lopez
                                          Notary Public
                                          State of Illinois
                                          My Comm. Exp.:  May 21, 1997

[NOTARIAL SEAL]